Exhibit 99.1

Notice No. 06-105

February 24, 2006

NYMEX Stockholders Informational Meeting Regarding the Proposed

General Atlantic, LLC. Transaction --

Thursday, March 2, 2006

An informational meeting regarding the proposed General Atlantic, LLC. ("GA") transaction is scheduled to be held on Thursday, March 2, 2006 at 3:00 p.m. at NYMEX's headquarters located at One North End, 10th Floor, New York City. (See Notice No.: 06-90). This meeting will be open to NYMEX Stockholders ONLY.

NYMEX will provide a teleconference dial-in number to those NYMEX Stockholders who will be unable to attend this meeting. If you are a NYMEX Stockholder wishing to listen via teleconference, you MUST arrange to do so in advance by contacting investorrelations@nymex.com or Josephine Muli at 212-299-2329.

Please note that NYMEX Stockholders who participate via teleconference will be able to listen to the entire meeting, but will only be able to make inquiries during the question and answer period at the end of the session.

Please note that an audio replay and transcript of the meeting will be available to the public shortly after the meeting.